                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K
                 _____________________________________________

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of  Report (Date of earliest event reported):  June 29, 1999


                                 US WATS, INC.
                                 -------------

             (Exact name of Registrant as Specified in its Charter)


                                    0-22944
                            (Commission File Number)


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
                       New York                                                    22-3055962
                       --------                                                    ----------
 (State of Other Jurisdiction of Incorporation)                       (IRS Employer Identification Number)
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                         2 Greenwood Square, Suite 275
                                3331 Street Road
                          Bensalem, Pennsylvania 19020
                          ----------------------------
   (Address, including zip code, of Registrant's Principal Executive Offices)

                                 (215) 633-9400
              (Registrant's telephone number, including area code)
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Item 5.  Other Events

         In June, 1997, the former President of US WATS, Mark Scully, commenced litigation against the Company and some of its then officers and directors in the United States District Court for the Eastern District of Pennsylvania.
Mr. Scully asserted, inter alia, that the Company breached a stock option
                     ----------
agreement and an oral employment contract, and that the Company and the other defendants engaged in fraud and misrepresentation in connection with the options and Mr. Scully's employment. Claims were asserted for breach of contract, violation of the Pennsylvania Wage Payment and Collection law, fraud and negligent misrepresentation. Mr. Scully sought compensatory and punitive damages in excess of $1.5 million, as well as liquidated damages and attorneys' fees.

         On June 9, 1999, the Court issued its decision and judgment was entered in favor of Mr. Scully and against the Company and two former officers for the sum of $626,442.20. The Company intends to appeal the decision and maintains that the Court made a number of errors of law and that the Court applied the wrong measure of damages. Mr. Scully has advised that he intends to appeal as well, and that he intends to request attorneys' fees from the Court.

         There can be no assurance that the Company will prevail in its appeal or that Mr. Scully will not prevail in his appeal. In the event that the Company is unsuccessful in prevailing in their appeal, or if Mr. Scully is successful in prevailing in his appeal, the amount of damages could have a material adverse effect on the Company.



                                   SIGNATURE
                                   ---------

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           US WATS, Inc.

Date: June 29, 1999                        By:    /s/ Michael McAnulty
                                                  ----------------------------
                                           Title: Chief Financial Officer